                                                                    Exhibit 99.1

    TICC ANNOUNCES $8 MILLION TRANSACTION WITH CRYSTALTECH WEB HOSTING, INC.

Greenwich, CT - 03/28/2005 - Technology Investment Capital Corp. (Nasdaq: TICC)
announced today that it has completed an $8 million investment in senior secured notes issued by CrystalTech Web Hosting, Inc., an Internet services company providing web hosting services as well as domain registration and other services to small businesses and individuals.

ABOUT CRYSTALTECH WEB HOSTING, INC.

Founded in 1992, CrystalTech is an Internet services company providing web hosting services as well as domain registration and other services to small businesses and individuals. CrystalTech is a wholly-owned subsidiary of Newtek
Business Services, Inc. (Nasdaq: NKBS), a publicly-traded provider of financial and business services to small and medium-sized businesses. More information on
CrystalTech can be found at www.crystaltech.com.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.